Exhibit 99.(h)(i)(B)

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, dated as of June 11, 2018, is Exhibit A to that certain Transfer Agency Services Agreement dated as of July 19, 2007, between BNY Mellon Investment Servicing (US) Inc. and FundVantage Trust.

FUNDS – Classes

Arabesque Systematic International Fund - Institutional Class (effective April 21, 2017 but not currently offered)

Arabesque Systematic International Fund - Investor Class (effective April 21, 2017 but not currently offered)

Arabesque Systematic USA Fund - Institutional Class

Arabesque Systematic USA Fund - Investor Class

DuPont Capital Emerging Markets Debt Fund - Class I

DuPont Capital Emerging Markets Fund - Class I

EIC Value Fund - Class A

EIC Value Fund - Class C

EIC Value Fund - Retail Class

EIC Value Fund - Institutional Class

Gotham Absolute 500 Fund - Institutional Class

Gotham Absolute 500 Core Fund - Institutional Class

Gotham Absolute Return Fund - Institutional Class

Gotham Defensive Long Fund - Institutional Class

Gotham Defensive Long 500 Fund - Institutional Class

Gotham Enhanced 500 Fund - Institutional Class

Gotham Enhanced 500 Core Fund - Institutional Class

Gotham Enhanced Return Fund - Institutional Class

Gotham Enhanced S&P 500 Index Fund - Institutional Class

Gotham Hedged Core Fund - Institutional Class

Gotham Hedged Plus Fund - Institutional Class

Gotham Enhanced Index Plus Fund - Institutional Class

Gotham Index Plus All-Cap Fund - Institutional Class

Gotham Index Plus Fund - Institutional Class

Gotham Index Plus Fund - Investor Share Class

Gotham Institutional Value Fund - Institutional Class

Gotham Master Index Plus Fund - Institutional

Gotham Master Neutral Fund - Institutional Class

Gotham Neutral Fund - Institutional Class

Gotham Neutral 500 Fund - Institutional Class

Gotham Short Strategies Fund - Institutional Class

Gotham Total Return Fund - Institutional Class

Gotham Total Return Fund - Investor Share Class

Lateef Focused Growth Fund - Class A

Lateef Focused Growth Fund - Class I

Lateef Focused Growth Fund - Class C

Mount Lucas U.S. Focused Equity Fund - Class I

Mount Lucas U.S. Focused Equity Fund - Class II

Pacific Capital Tax-Free Securities Fund - Class Y

Pacific Capital Tax-Free Short Intermediate Securities Fund - Class Y

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Pacific Capital U.S. Government Money Market Fund - Investor Class

(effective on or about June 13, 2018)

Polen Global Growth Fund - Investor Class

Polen Global Growth Fund - Institutional Class

Polen Growth Fund - Investor Class

Polen Growth Fund - Institutional Class

Polen International Growth Fund - Investor Class

Polen International Growth Fund - Institutional Class

Polen U.S. Small Company Growth Fund - Investor Class

Polen U.S. Small Company Growth Fund - Institutional Class

Private Capital Management Value Fund - Class A

Private Capital Management Value Fund - Class C

Private Capital Management Value Fund - Class I

Private Capital Management Value Fund - Class R

Quality Dividend Fund - Class A

Quality Dividend Fund - Class C

Quality Dividend Fund - Institutional Class

Sirios Long/Short Fund - Institutional Class

SkyBridge Dividend Value Fund - Class A

SkyBridge Dividend Value Fund Class C

SkyBridge Dividend Value Fund - Class I

TOBAM Emerging Markets Fund - Class I

TOBAM Emerging Markets Fund - Class A

TOBAM Emerging Markets Fund - Class C

[Signature page follows.]

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  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Dorothy R. McKeown
Name:	Dorothy R. McKeown
Title:	Managing Director
Dated:	June 20, 2018

FUNDVANTAGE TRUST
By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President and CEO
Date:	June 13, 2018

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